Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certifications are being furnished solely to accompany the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 (the “Report”) pursuant to U.S.C. Section 1350, and pursuant to SEC Release No. 33-8238 are being “furnished” to the SEC rather than “filed” either as part of the Report or as a separate disclosure statement, and are not to be incorporated by reference into the Report or any other filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification of the Principal Executive Officer

I, Cameron Reynolds, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of VolitionRx Limited as of, and for, the periods presented in such Report.

Date:	November 4, 2015	By: /s/ Cameron Reynolds
Cameron Reynolds President and Principal Executive Officer

Certification of the Principal Financial Officer

I, David Kratochvil, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of VolitionRx Limited as of, and for, the periods presented in such Report.

Date:	November 4, 2015	By: /s/ David Kratochvil
David Kratochvil Chief Financial Officer and Principal Financial and Accounting Officer